DAVIDSON & COMPANY LLP Chartered Professional Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of Liquid Media Group Ltd. of our report dated February 28, 2020, relating to the consolidated financial statements, appearing in Liquid Media Group Ltd.'s Annual Report on Form 20-F, which is part of this Registration Statement.

We also consent to the reference to us under the heading, "Experts" in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada | Chartered Professional Accountants

February 8, 2021

A member of Nexia International

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Davidson-co.com